Exhibit 99.1

CHARLES RIVER LABORATORIES AND INVERESK TO COMBINE TO
CREATE A LEADING GLOBAL PARTNER TO THE PHARMACEUTICAL AND
BIOTECHNOLOGY INDUSTRY

– High-End Products and Services from Discovery Through the Clinic –

– Creates Strategic Platform for Growth –

WILMINGTON, MA & CARY, NC, July 1, 2004 (Businesswire) – Charles River Laboratories International, Inc. (NYSE: CRL) and Inveresk Research Group, Inc. (NASDAQ: IRGI) announced today that their respective boards of directors have approved a definitive merger agreement creating a leading global partner in providing essential preclinical and clinical drug development services and products to the pharmaceutical and biotechnology industry. The strategic combination significantly expands the new company’s services portfolio and strengthens its global footprint in the growing market for pharmaceutical research and development products and services.

The combination of Charles River and Inveresk will create a company with approximately $920 million in revenues based on the twelve months ended March 2004, with substantial profitability and strong cash flow, giving it the size and financial stability to support the growing demand for outsourced development services from today’s international pharmaceutical and biotechnology companies. The company will have operations throughout the United States, Canada, Europe and Japan.

Under the terms of the merger agreement, Inveresk shareholders will receive 0.48 shares of Charles River common stock and $15.15 in cash for each share of Inveresk common stock they own, representing a total consideration of $38.61 per common share, or a transaction value of approximately $1.5 billion, based on Charles River’s closing price on June 30, 2004, of $48.87 per share. The stock component of the transaction is intended to be tax free for Inveresk’s US shareholders. Following the close of the transaction, Charles River’s shareholders will own approximately 73 percent of the fully diluted shares of the new company, and Inveresk’s shareholders will own approximately 27 percent.

As a result of the transaction, Charles River’s 2005 non-GAAP earnings per fully-diluted share are expected to be in a range of $2.30 to $2.40, and a range of $2.66 to $2.76 in 2006. On a GAAP basis, earnings per fully-diluted share are expected to be in a range of $1.75 to $1.85 in 2005, and a range of $2.33 to $2.43 in 2006. GAAP earnings are impacted by amortization of intangible assets, which is accelerated in 2005 and declines in 2006. Management believes that non-GAAP earnings per share, which excludes one-time charges and amortization of intangible assets related to the merger, provides investors with a more appropriate means for assessing and understanding its operations, as it provides an indication of the profitability and cash flows of the combined businesses going forward.

James C. Foster, Charles River’s Chairman, President and Chief Executive Officer said, “Joining our two companies is a transformational combination that builds a broader strategic platform for growth. The new Charles River will be well positioned to provide essential products and services spanning the drug research and development effort, from early discovery through clinical trials. The merger will enhance our ability to serve our customers and accelerate their research efforts, while improving our operating efficiency. The combination expands our customer base and better positions us to benefit from the continuing growth in research and development spending.”

Dr. Walter Nimmo, Inveresk’s Chairman, President and Chief Executive Officer said, “Inveresk has delivered excellent returns for shareholders by building an industry-leading services offering focused on meeting the needs of our clients. The combination of Inveresk and Charles River will expand the services both companies can offer to our clients, increase opportunities for our employees and continue to deliver excellent value to our shareholders.”

The new entity will be a global leader in research models and services, a leader in drug safety testing, and one of the main providers of biosafety testing on a worldwide basis. It will have a significant presence in the market for Phase I-IV clinical development services. The expanded global footprint and the combination of the two companies’ scientific expertise and international sales and marketing are expected to increase the new company’s ability to serve existing clients and to reach a broader market.

Mr. Foster added, “We are bringing together two strong companies with complementary businesses to create a leading player across multiple disciplines in the drug discovery and development spectrum. As a leading player in research models and drug safety testing, the combined company will provide a platform to build larger businesses in preclinical and clinical disciplines where we already offer products and services, and to enter new closely related businesses with the potential for growth and profitability.”

As a result of the combination, Charles River expects to achieve pre-tax cost savings and synergies of approximately $10 million in 2005, principally from consolidation of corporate infrastructure, as well as from operating efficiencies. The company expects additional pre-tax cost savings and synergies of $10 million in 2006, or a total annualized rate of at least $20 million. Charles River also expects revenue growth to increase as a result of a broader portfolio of essential products and services, a larger global footprint and synergies between the preclinical and clinical businesses.

Upon closing of the transaction, James C. Foster will become Chairman, President and Chief Executive Officer of the combined company. Dr. Walter Nimmo will become Vice Chairman of the Board and Chief Scientific Officer of Charles River. All senior divisional operating executives of both companies will remain with the company. Charles River’s Board of Directors will be increased to twelve members, including three from Inveresk.

The combined company will be called Charles River Laboratories and will continue to trade on the New York Stock Exchange under the ticker CRL. The Inveresk brand will be retained for all preclinical and clinical businesses. The company, with more than 7,300 employees and 97 locations in twenty countries, will be headquartered in Wilmington, Massachusetts.

The agreement is subject to approval by both Charles River and Inveresk shareholders and customary regulatory approvals. The transaction is expected to be completed in the fourth quarter of 2004.

Credit Suisse First Boston LLC acted as financial advisor to Charles River, and Davis Polk & Wardwell provided legal counsel. Goldman, Sachs & Co. acted as financial advisor to Inveresk, and Clifford Chance provided legal counsel.

Conference Call and Webcast

Charles River and Inveresk will host a conference call and webcast to discuss the merger on Thursday, July 1, at 9:00 a.m. ET.

Conference Call Details:

Dial-in:	(800)475-2151	Domestic
	(973)582-2710	International

Replay dial-in:	(877)519-4471	Domestic
	(973)341-3080	International
Passcode: 4933840

Webcast:	Please go to ir.criver.com or www.inveresk.com, Investor Relations, within 15 minutes prior to the call and select the webcast link.

The conference call replay and archived webcast will be available until 5:00 p.m. EDT on Thursday, July 15, 2004.

About Charles River

Charles River Laboratories, based in Wilmington, Massachusetts, is a leading provider of critical research tools and integrated support services that enable innovative and efficient drug discovery and development. The Company is a global leader in providing the animal research models required in research and development for new drugs, devices and therapies. The Company also offers a broad and growing portfolio of products and services that enable customers to reduce cost, increase speed, and enhance productivity and effectiveness in drug discovery and development. Charles River's customer base spans over 50 countries, and includes all of the major pharmaceutical companies, biotechnology companies, and many leading hospitals and academic institutions. For more information on Charles River, visit our website at http://www.criver.com.

About Inveresk

Inveresk is a leading provider of drug development services to companies in the pharmaceutical and biotechnology industries. Through its Pre-clinical and Clinical business segments, the Company offers a broad range of drug development services, including pre-clinical safety and pharmacology evaluation services, laboratory sciences services and clinical development services. Inveresk currently provides a comprehensive range of pre-clinical and clinical development services on a world-wide basis. The Company's client base includes major pharmaceutical companies in North America, Europe and Japan, as well as many biotechnology and specialty pharmaceutical companies. For more information on Inveresk, visit our website at http://www.inveresk.com.

Caution Concerning Forward-Looking Statements. This document includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking statements include, but are not limited to: 1) The transaction is expected to close in the fourth quarter of 2004; and 2) Charles River expects revenue growth to increase as a result of a broader portfolio of essential products and services, a larger global footprint, and synergies between the preclinical and clinical business. These statements are based on Charles River’s and Inveresk’s current expectations and beliefs, and involve a number of risks and uncertainties that could cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to: 1) the possibility that the companies may be unable to obtain stockholder or regulatory approvals required for the merger; 2) problems may arise in successfully integrating the businesses of the two companies; 3) the acquisition may involve unexpected costs; 4) the combined company may be unable to achieve cost-cutting synergies; 5) the businesses may suffer as a result of uncertainty surrounding the acquisition; and 6) the industry may be subject to future regulatory or legislative actions and other risks that are described in Securities and Exchange Commission (SEC) reports filed by Charles River and Inveresk. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Charles River and Inveresk. Charles River and Inveresk assume no obligation and expressly disclaim any duty to update information contained in this news release except as required by law.

This filing may be deemed to be solicitation material in respect of the proposed merger of Charles River Laboratories and Inveresk Research Group, Inc. In connection with the proposed transaction, a registration statement on Form S-4 will be filed with the SEC. SHAREHOLDERS OF CHARLES RIVER AND SHAREHOLDERS OF INVERESK ARE URGED TO READ THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE JOINT PROXY STATEMENT/PROSPECTUS THAT WILL BE PART OF THE REGISTRATION STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The final joint proxy statement/prospectus will be mailed to shareholders of Charles River and shareholders of

Inveresk. Investors and security holders will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov, from Charles River Laboratories, 251 Ballardvale Street, Wilmington, MA 01887, Attention: General Counsel, or from Inveresk Research Group, 11000 Weston Parkway, Cary, North Carolina 27513, Attention: Secretary. In addition, shareholders may access copies of the documentation filed with the SEC by Charles River on Charles River’s website at www.criver.com and shareholders may access copies of the documents filed with the SEC by Inveresk on Inveresk’s website at www.inveresk.com.

Charles River, Inveresk and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from their respective shareholders in respect of the proposed transactions. Information regarding Charles River’s directors and executive officers is available in Charles River’s proxy statement for its 2004 annual meeting of shareholders, which was filed with the SEC on April 9, 2004, and information regarding Inveresk’s directors and executive officers is available in Inveresk’s proxy statement for its 2004 annual meeting of shareholders, which was filed with the SEC on March 31, 2004. Additional information regarding the interests of such potential participants will be included in the joint proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.

Contacts:
Charles River Investor Contact:	Inveresk Investor and Media Contact:
Susan E. Hardy	Jonathan Birt or Matt Dallas
Director, Investor Relations	Financial Dynamics
(978)658-6000 Ext.1616	(212)850-5634

Charles River Media Contact:
Elizabeth A. Ferber
Director, Corporate Communications
(978)658-6000 Ext.1693

     CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
RECONCILIATION OF GAAP EARNINGS TO NON-GAAP EARNINGS
(dollars in thousands, except for per share data)

	2005	2006
Non-GAAP fully diluted earnings per share
(excluding merger-related amortization )	$2.30 – $2.40	$2.66 – $2.76

Impact of merger-related amortization	($0.55)	($0.33)

GAAP fully diluted earnings per share	$1.75 – $1.85	$2.33 – $2.43

Amortization of intangibles related to the merger
(preliminary estimates, subject to change)	$57,500	$35,200

Charles River management believes that non-GAAP financial results provide useful information to investors in being able to assess the Company's ongoing operations without the effect of merger-related charges. Such information provides investors with the ability to assess the Company's operating performance. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations.